Exhibit 5.1

June 14, 2019

Propanc Biopharma, Inc.
302, 6 Butler Street

Camberwell, VIC 3124

Australia

Ladies and Gentlemen:

We have acted as counsel to Propanc Biopharma, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-1, Registration No. 333-231682 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), initially filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on May 23, 2019, as thereafter amended or supplemented. The Registration Statement relates to the registration of the proposed offer and sale of (A) a proposed maximum aggregate offering price of $5,000,000 of (i) units (the “Common Units”), with each Common Unit being comprised of one share of the Company’s common stock, $0.001 par value per share (the “Common Stock” and each such share of Common Stock, a “Share” and collectively, the “Shares”) and one common warrant (collectively, the “Common Warrants”) to purchase one share of Common Stock (the shares issuable upon exercise of the Common Warrants, the “Common Warrant Shares”) and (ii) pre-funded units (the “Pre-Funded Units” and, together with the Common Units, the “Units”), with each Pre-Funded Unit being comprised of one pre-funded warrant (collectively, the “Pre-Funded Warrants” and, together with the Common Warrants, the “Offering Warrants”) to purchase one share of Common Stock (the shares issuable upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrant Shares” and, together with the Common Warrant Shares, the “Offering Warrant Shares”) and one Common Warrant, and (B) a proposed maximum aggregate offering price of $350,000 of warrants (the “Roth Warrants” and, together with the Offering Warrants, the “Warrants”) to purchase shares of Common Stock (the “Roth Warrant Shares” and, together with the Offering Warrant Shares, the “Warrant Shares”) to be issued to Roth Capital Partners, LLC (the “Placement Agent”) as compensation for its services pursuant to a placement agency agreement to be entered into by and between the Company and the Placement Agent, substantially in the form of which to be filed as Exhibit 10.37 to the Registration Statement. The Units, Pre-Funded Units, the Shares, the Warrants and the Warrant Shares are collectively referred to as the “Securities.”

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Certificate of Incorporation and Bylaws of the Company, each as amended to date, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Securities and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the form of the Placement Agency Agreement to be entered into with the Placement Agent (the “Placement Agency Agreement”), (v) a certificate executed by an officer of the Company, dated as of the date hereof, (vi) the forms of the Warrants, and (vii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”) and the law of the State of New York, in each case as in effect on the date hereof.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that with respect to the Securities, (i) the sale of the Units has been duly authorized; (ii) the Shares to be sold and issued as part of the Common Units have been duly authorized, and, when issued and sold by the Company in the manner described in the Registration Statement and the prospectus forming a part thereof, and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable, (iii) the Offering Warrants to be sold and issued as part of the Units have been duly authorized, (iv) the Offering Warrant Shares have been duly authorized and, if issued upon exercise of the Offering Warrants in accordance with the terms of such warrants, would be duly authorized, validly issued, fully paid and nonassessable, (v) the Roth Warrants to be issued to the Placement Agent in the manner described in the Registration Statement and the prospectus forming a part thereof have been duly authorized, and (vi) the Roth Warrant Shares have been duly authorized and, if issued upon exercise of the Roth Warrants in accordance with the terms of such warrants, would be duly authorized, validly issued, fully paid and nonassessable.

The opinions expressed herein as to the validity and legally binding obligation of the Units and the Warrants are subject to and qualified and limited (i) by applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement and any supplement thereto. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Foley Shechter Ablovatskiy LLP
Foley Shechter Ablovatskiy LLP